EXHIBIT A-1

[Great Seal of the State of New Mexico]

OFFICE OF THE
PUBLIC REGULATION COMMISSION

CERTIFICATE OF INCORPORATION

OF

PNMR SERVICES COMPANY

2506087

The Public Regulation Commission certifies that the Articles of Incorporation, duly signed and verified pursuant to the provisions of the

BUSINESS CORPORATION ACT
(53-11-1 to 53-18-12 NMSA 1978)

have been received by it & are found to conform to law.

Accordingly, by virtue of the authority vested in it by law, the Public Regulation Commission issues this Certificate of Incorporation & attaches hereto, a duplicate of the Articles of Incorporation.

Dated: OCTOBER 8, 2004

In testimony whereof, the Public Regulation of the State of New Mexico has caused this certificate to be signed by its Chairman and the seal of said Commission to affixed at the City of Santa Fe.

/s/ Herb H. Hughes
Chairman

/s/ Ann Echals
Bureau Chief

ARTICLES OF INCORPORATION

 OF

 PNMR SERVICES COMPANY

The undersigned acting as incorporator of a Corporation under the New Mexico Business Corporation Act adopts the following Articles of Incorporation for the Corporation.

ARTICLE I
NAME

The name of the Corporation is: PNMR SERVICES COMPANY.

ARTICLE II
 DURATION

The period of its duration is perpetual.

ARTICLE III
PURPOSE

The purpose for which the Corporation is organized is to provide managerial and administrative support services to its parent company and to other subsidiaries of its parent company and to engage in any lawful business permitted to a corporation under the laws of the State of New Mexico as the laws now exist or may be amended in the future. The Corporation shall have all the powers that are lawful for a corporation to exercise under New Mexico law.

ARTICLE IV
SHARES

The aggregate number of shares which the Corporation shall have the authority to issue is one thousand (1,000) shares of common stock, no par value, and shall be issued for such minimum consideration as authorized by the Board of Directors.

ARTICLE V
BYLAWS

The internal affairs of the Corporation shall be governed by the Corporation's Bylaws.

ARTICLE VI
BOARD OF DIRECTORS

The number of directors of the Corporation shall be as specified in the Bylaws but shall be no less than five (5) and no more than twelve (12). The number of directors may be increased or decreased from time to time as provided in the Bylaws so long as no decrease shall have the effect of shortening the term of any incumbent director. The number of directors constituting the initial Board of Directors of the Corporation is six (6); and the name and address of each person who has consented to serve as director until the first annual meeting of shareholders, or until his or her successors are elected are as follows:

Jeffry E. Sterba Alvarado Square - MS2824 Albuquerque, NM 87158
Alice A. Cobb Alvarado Square - MS2810 Albuquerque, NM 87158
John R. Loyack Alvarado Square - MS2818 Albuquerque, NM 87158
Eddie Padilla, Jr. Alvarado Square - MSES24 Albuquerque, NM 87158
William J. Real Alvarado Square - MS2819 Albuquerque, NM 87158
Hugh W. Smith Alvarado Square - MS Z190 Albuquerque, NM 87158

ARTICLE VII
LIMITATION ON LIABILITY

The liability of the directors of the Corporation for monetary damages shall be eliminated or limited to the fullest extent permissible under New Mexico law as may be amended from time to time.

ARTICLE VIII
INITIAL REGISTERED AGENT AND OFFICE

The address of the initial registered office of the Corporation is Alvarado Square - MS2822, Albuquerque, New Mexico 87158, and the name of the Corporation's initial registered agent at such address is Patrick T. Ortiz.

ARTICLE IX
INCORPORATOR

The name and address of the incorporator is PNM Resources, Inc., whose address is MS2824 Alvarado Square, Albuquerque, NM 87158.

ARTICLE X
GOVERNING LAW

The Corporation shall be governed by and operate under the laws of the State of New Mexico.

DATED: October 7, 2004

Incorporator
PNM RESOURCES, INC.

/s/ Jeffry E. Sterba
Jeffry E. Sterba
President

3

STATE OF NEW MEXICO	) ) ss.
COUNTY OF BERNALILLO	)

Subscribed and sworn to before me on October 7, 2004, by Jeffry E. Sterba, President, PNM Resources, Inc., the incorporator of PNMR Services Company.

/s/ Kathleen F. Campbell
Notary Public

[Seal]

My Commission Expires:  August 12, 2005

                4

AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
AS DESIGNATED REGISTERED AGENT
FOR
PNMR SERVICES COMPANY

STATE OF NEW MEXICO	) ) ss.
COUNTY OF BERNALILLO	)

On this 7th day of October, 2004, before me, a Notary Public in and for the State and County aforesaid, personally appeared Patrick T. Ortiz, who is to me known to be the person and who, being duly sworn, acknowledged to me that he does hereby accept his appointment as the initial Registered Agent of PNMR Services Company, the Corporation which is named in the annexed Articles of Incorporation, and which is applying for a Certificate of Incorporation pursuant to the provisions of the Business Corporation Act of the State of New Mexico.

/s/ Patrick T. Ortiz
Patrick T. Ortiz

SUBSCRIBED and SWORN to before me by Patrick T. Ortiz on October 7, 2004.

/s/ Kathleen F. Campbell
Notary Public

[Seal]

My Commission Expires:  August 12, 2005